TENTH AMENDMENT AGREEMENT



      THIS TENTH AMENDMENT AGREEMENT (this "Amendment") is made on May 29, 1996, among CHECKERS DRIVE-IN RESTAURANTS, INC., a Delaware corporation (the "Borrower") the undersigned guarantors (the "Guarantors") , the banks (the "Banks") party to the Amended and Restated Credit Agreement referred to below, and WACHOVIA BANK OF GEORGIA, N.A., a national banking association, acting IN ITS capacity as agent for itself and for the other Banks (the "Agent")


                                    RECITALS:


      The Borrower, the Banks and the Agent executed and delivered that certain Amended and Restated Credit Agreement dated as of April 12, 1995 (as amended or otherwise modified, including, without limitation, the Amendment Agreement dated as of July 26, 1995 (the "First Amendment"), the Second Amendment Agreement dated as of October 2, 1995 (the "Second Amendment") , the Third Amendment dated as of January 2, 1996 (the "Third Amendment") , the Fourth Amendment Agreement dated as of January 31, 1996 (the "Fourth Amendment") , the letter agreement dated February 29, 1996 (the "Fifth Amendment"), the letter agreement dated March 8, 1996 (the "Sixth Amendment") , the letter agreement dated March 11 , 1996 (the "Seventh Amendment") , the letter agreement dated March 13, 1996 (the "Eighth Amendment") and the Ninth Amendment Agreement dated as of March 15, 1996 (the "Ninth Amendment") , collectively, the "Credit Agreement") and the other Loan Documents referenced therein.

      The Borrower and the Guarantors have requested and the Banks and the Agent have agreed to certain amendments to the Credit Agreement.

      NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, the Borrower, the Guarantors, the Banks and the Agent hereby covenant and agree as follows:

      1. DEFINED TERMS. Unless otherwise specifically defined herein, each capitalized term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to "hereof," "hereunder," "herein" and "hereby" and each other similar reference and each reference to "the Agreement" and each other similar reference contained in this Amendment shall from and after the date hereof refer to the Credit Agreement as heretofore amended and as amended hereby.

     2   AMENDMENTS  TO THE CREDIT  AGREEMENT.  The Credit  Agreement  is hereby amended as follows:

      (a) By deleting the definition of "Base Amount" from Section 1.01 of the Credit Agreement and by substituting the following new definition in lieu thereof:

            "Base Amount" means, with respect to the minimum Consolidated Tangible Net Worth :required by this Agreement, an amount equal to the sum of (a) $59,000,000 PLUS (b) an amount equal to all Debt of Borrower that is converted to Capital Stock in the Borrower after January 1, 1996 and any other forgiveness, compromise, settlement or conversion of any Debt or any type of contingent obligation that would have the effect of increasing Consolidated Tangible Net Worth.

      (b) By deleting the definition of "Tax Refund" from Section 1.01 of the Credit Agreement and by substituting the following new definition in lieu thereof:

      "Tax Refund" shall mean the federal tax refund shown on the Borrower's 1995 Form 1139 in the amount of $2,545,185.40.

      (c)   By  deleting the  reference to  "$11,500,000"  that is contained in
Section 5. 11 (a) of the Credit Agreement and by substituting in lieu thereof a reference to "$10,647,849."

      (d) By deleting from Section 5.11 the proviso paragraph following subsection (n) thereof that reads as follows:

      Provided, however, Liens permitted by the foregoing paragraphs (a) through (m) (exclusive of paragraph (k)) shall at no time secure Debt in an aggregate amount greater than 17.0% of Consolidated Tangible Net Worth.

      (e) By adding the following new sentence to the end of Section 5.25 to the Agreement that reads as follows:

      If any Debt of the Borrower is converted to Capital Stock in the Borrower or any other forgiveness, compromise, settlement or conversion of any Debt or any type of contingent obligation occurs to the extent permitted by this Agreement, then the Borrower shall promptly notify the Agent and the Banks in writing of such conversion, forgiveness, compromise or settlement and shall identify the holder of such Debt and the date on which such conversion, forgiveness, compromise or settlement occurred. If the Debt of the













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

      Borrower that is converted, forgiven, compromised or settled was disputed, unliquidated or contingent in amount, then the Borrower shall confirm in such notification to the Agent and the Banks the amount at which the disputed, unliquidated or contingent Debt was mutually agreed upon between the Borrower and the holder of such Debt.

      3. LIMITED WAIVER OF DEFAULT. An Event of Default has occurred and exists under the Credit Agreement as a result of the Borrower's breach of the proviso paragraph immediately following subsection (n) of Section 5.11 of the Credit Agreement (the "Designated Default"). The Designated Default exists because the Liens permitted by paragraphs (a) through (m) (exclusive of paragraph (k)) secure Debt in an aggregate amount greater than 17.0% of Consolidated Tangible Net Worth. The Borrower represents and warrants that the Designated Default is the only Default or Event of Default that exists under the Credit Agreement and the other Loan Documents as of the date hereof. The Agent and the Banks each hereby waives the Designated Default in existence on the date hereof. In no event shall such waiver be deemed to constitute a waiver of (a) any Default or Event of Default other than Designated Default in existence on the date of this Amendment or (b) the Borrower obligation to comply with all of the terms and conditions of the Credit Agreement and the other Loan Documents from and after the date hereof. Notwithstanding any prior, temporary mutual disregard of the terms of any contracts between the parties, the Borrower agrees that it shall be required strictly to comply with all of the terms of the Loan Documents on and after the date hereof.

      4. AMENDMENT FEE.  Notwithstanding  anything to the contrary  contained in
Section 12(c) and Section 17 of the Ninth Amendment, the Borrower and the Guarantors each jointly and severally agrees to pay to the Agent, for the ratable benefit of the Banks, on the date hereof in immediately available funds, the $45,000 amendment fee that was due and owing by the Borrower and the Guarantors in connection with the Ninth Amendment.

      5.    LEGAL FEES AND EXPENSES OF THE AGENT AND THE BANKS.

      (a) Notwithstanding anything to the contrary that is contained in Section 12(b) of the Ninth Amendment or any of the other Loan Documents, the Borrower and the Guarantors jointly and severally agree to pay to the Agent, for the ratable benefit of the Banks, $15,000 per week, commencing June 5, 1996, and on the first day of each week thereafter, to reimburse the Agent and the Banks for the legal fees and expenses incurred to Jones, Day, Reavis & Pogue, as special legal counsel to the Agent and the Banks, in the approximate amount of $130,000; PROVIDED that Borrower and the Guarantors jointly and severally agree to reimburse the Agent in full for the foregoing legal fees and expenses of Jones, Day, Reavis & Pogue, to the extent that such fees are not sooner paid pursuant to the preceding sentence, on the earlier of: (i) the receipt by the Borrower of the Tax Refund (and the Borrower agrees that it shall reimburse the Agent for such fees from the $250,000 portion of the Tax Refund that the Borrower is authorized to retain under Section 11(c) of the Ninth Amendment) or (ii) the date on which the Loans become due and payable in full (whether at stated maturity, on acceleration or otherwise).

      (b) In addition to the legal fees and expenses referenced in Section 5(b) above, the Borrower and the Guarantors each jointly and severally agrees to pay, ON DEMAND, all costs and expenses incurred by the Agent and the Banks in connection with the preparation, negotiation and execution of this Amendment, any prior amendments to the Credit Agreement and any other Loan Documents executed pursuant to the Credit Agreement, any prior amendments thereto or this Amendment and any and all amendments, modifications, and supplements to any of the foregoing, including, without limitation, the costs and attorneys' fees of the Agent's and each Bank's legal counsel. The Borrower and the Guarantors each acknowledge and agree that the legal fees and expenses of Parker, Hudson, Rainer & Dobbs, legal counsel to the Agent and the Banks, that have been incurred or may be incurred in connection with the Credit Agreement or any prior amendments thereto, this Amendment or any of the other Loan Documents are jointly and severally payable by the Borrower and the Guarantors, ON DEMAND, and that such payment is not conditioned upon the Borrower's receipt of any proceeds under
Section 12 (d) of the Ninth Amendment.

      6. REPRESENTATIONS AND WARRANTIES. The Borrower and each Guarantor hereby restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof and with specific reference to this Amendment and all other instruments and documents executed and/or delivered in connection herewith and represents and warrants that (i) no Default or Event of Default exists except for the Event of Default :referenced in Section 3 of this Amendment and (ii) the Borrower has no right of offset, defense, counterclaim, claim or objection arising out of or with respect to any of the obligations arising under the Credit Agreement and the other Loan Documents.

      7. BINDING OBLIGATIONS. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Borrower. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

      8. RATIFICATION AND REAFFIRMATION. The Borrower and each Guarantor hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Credit Agreement and the other Loan Documents effective as of the date hereof as the same may have been expressly amended hereby.

      9. COUNTERPARTS; TELECOPIED SIGNATURES. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Any signature delivered by telecopier shall be deemed to constitute an original signature hereto.

      10. NO NOVATION, ETC. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. Neither this Amendment nor any prior amendment to the Loan Agreement is intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

      11. SECTION  TITLES.  Section   titles  and  references  used   in   this
Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

      12. FURTHER ASSURANCES. The Borrower and each Guarantor agrees to take such further actions as the Agent shall reasonably request in connection herewith to evidence the amendments herein contained to the Credit Agreement.

      13. AMENDMENT TO CONSTITUTE LOAN DOCUMENT. This Amendment shall be deemed to be a Loan Document for all purposes under the Credit Agreement. The Borrower and each of the Guarantors agree that a default under, or the breach of any covenant or other term of, this Amendment shall constitute a Default under the Credit Agreement.

      14. EFFECTIVENESS; GOVERNING LAW. This Amendment shall be effective upon the Borrower's and Guarantor's execution of this Amendment in Atlanta, Georgia, and the acceptance of this Amendment in writing by the Agent and the Banks
(notice of which acceptance is hereby waived by the Borrower and the Guarantors), whereupon this Amendment shall become a contract made in Georgia and governed by and construed and interpreted in accordance with, the internal laws of the State of Georgia.

      15. WAIVERS.   THROUGH  THE  DATE OF THIS AMENDMENT,  EACH OF BORROWER AND
GUARANTORS  HEREBY  KNOWINGLY  AND  VOLUNTARILY, FOREVER  RELEASES,  ACQUITS AND












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

DISCHARGES THE AGENT AND THE BANKS, AND THEIR RESPECTIVE DIRECTORS, OFFICERS, AND OTHER AGENTS (COLLECTIVELY, THE "LENDER GROUP") (A) FROM AND OF ANY AND ALL CLAIMS ARISING FROM ACTS OR OMISSIONS OF THE LENDER GROUP THAT MAY HAVE OCCURRED PRIOR TO THE DATE HEREOF THAT THE LENDER GROUP (1) IS IN ANY WAY RESPONSIBLE FOR THE PAST, CURRENT OR FUTURE CONDITION OR DETERIORATION OF THE BUSINESS OPERATIONS AND/OR FINANCIAL CONDITION OF THE BORROWER OR ANY GUARANTOR, OR (2) BREACHED ANY AGREE TO LOAN MONEY OR MAKE OTHER FINANCIAL ACCOMMODATIONS AVAILABLE TO THE BORROWER OR TO FUND ANY OPERATIONS OF THE BORROWER AT ANY TIME, AND (B) FROM AND OF ANY AND ALL OTHER CLAIMS, DAMAGES, LOSSES, ACTIONS, COUNTERCLAIMS, SUITS, JUDGMENTS, OBLIGATIONS, LIABILITIES, DEFENSES, AFFIRMATIVE DEFENSES, SETOFFS, AND DEMANDS OF ANY KIND OR NATURE WHATSOEVER, IN LAW OR IN EQUITY, WHETHER PRESENTLY KNOWN OR UNKNOWN, WHICH THE BORROWER OR ANY GUARANTOR MAY HAVE HAD, NOW HAVE, OR WHICH IT CAN, SHALL OR MAY HAVE FOR, UPON, OR BY REASON OF ANY MATTER, COURSE OR THING WHATSOEVER RELATING TO, ARISING OUT OF, BASED UPON, OR IN ANY MANNER CONNECTED WITH, ANY TRANSACTION, EVENT, CIRCUMSTANCE, ACTION, FAILURE TO ACT, OR OCCURRENCE OF ANY SORT OR TYPE, WHETHER KNOWN OR UNKNOWN, WHICH OCCURRED, EXISTED, WAS TAKEN, PERMITTED, BEGUN, OR OTHERWISE RELATED OR CONNECTED TO OR WITH ANY OR ALL OF THIS AMENDMENT, THE LOANS, THE CREDIT AGREEMENT, THE PRIOR AGREEMENT, ANY OR ALL OF THE LOAN DOCUMENTS AS, AND/OR ANY DIRECT OR INDIRECT ACTION OR OMISSION OF THE LENDER GROUP ARISING FROM ACTS OR OMISSIONS OF THE LENDER GROUP THAT MAY HAVE OCCURRED PRIOR TO THE DATE HEREOF. THE BORROWER AND EACH GUARANTOR FURTHER AGREES THAT FROM AND AFTER THE DATE HEREOF, IT WILL NOT ASSERT TO ANY PERSON OR ENTITY THAT ANY DETERIORATION OF THE BUSINESS OPERATIONS OR FINANCIAL CONDITION OF THE BORROWER OR ANY SUCH GUARANTOR WAS CAUSED BY ANY BREACH OR WRONGFUL ACT OF THE LENDER GROUP WHICH MAY HAVE OCCURRED PRIOR TO THE DATE HEREOF.

      IN WITNESS WHEREOF, the Borrower, the Guarantors, the Banks and the Agent have caused this Amendment to be duly executed by their respective duly authorized officers, on the date and year first above written.

                                      BORROWER:

                                      CHECKERS DRIVE-IN RESTAURANTS, INC.

                                      By: /s/James T. Holder
                                         ---------------------------------
                                         James T. Holder, Vice
                                           President



                    [Signatures continued on following page]

                                     GUARANTORS:

                                     INNERCITYFOODS RESTAURANTS
                                     COMPANY

                                     By: /s/James T. Holder
                                         ---------------------------------
                                         James T. Holder, Vice
                                           President


                                     INNERCITYFOODS LEASING COMPANY

                                     By: /s/James T. Holder
                                         ---------------------------------
                                         James T. Holder, Vice
                                           President



                                    INNERCITYFOODS JOINT VENTURE
                                    COMPANY

                                     By: /s/James T. Holder
                                         ---------------------------------
                                         James T. Holder, Vice
                                           President


                                    AGENT AND BANKS:

                                    WACHOVIA BANK OF GEORGIA, N.A.,
                                    In its capacity as a Bank and as the Agent


                                    By: /s/Edward H. Hutchison
                                        -----------------------------------
                                     Title: Senior Vice President
                                           --------------------------------

                                    BARNETT BANK OF PINELLAS
                                    COUNTY, BY BARNETT BANKS, INC.
                                    as Attorney-in-Fact for Barnett
                                    Bank of Pinellas County


                                    By: /s/Julie Smith
                                        -----------------------------------
                                     Title: Loan Workout Officer
                                           --------------------------------

                    [Signatures continued on following page]





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


                                    THE BOATMEN'S NATIONAL BANK OF
                                    ST. LOUIS

                                    By: /s/Robert Patton
                                        -----------------------------------
                                     Title: Vice President
                                           --------------------------------


                                    PNC BANK, KENTUCKY, INC.


                                    By: /s/John Pendergrass
                                        -----------------------------------
                                     Title: Vice President
                                           --------------------------------


                                    NBD BANK


                                    By: /s/ Tim Hanchett
                                        -----------------------------------
                                     Title: Vice President
                                           --------------------------------



                                    FIRST ALABAMA BANK


                                    By: /s/ Ronald L. Miller
                                        -----------------------------------
                                     Title: Vice President
                                           --------------------------------













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